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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of our report dated December 8, 1997, which appears in the 1997 Annual Report to Shareholders of STB Systems, Inc., which is incorporated by reference in STB Systems, Inc.'s Annual Report on Form 10-K for the year ended October 31, 1997. We also consent to the incorporation by reference in the Registration Statement on Form S-8 of STB Systems, Inc. of our report dated December 8, 1997, which appears in the 1997 Annual Report to shareholders of STB Systems, Inc., which is incorporated by reference in STB Systems, Inc.'s Annual Report on Form 10-K for the year ended October 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in such Annual Report on Form 10-K.



PRICE WATERHOUSE LLP

Dallas, Texas
January 29, 1998